[STATE OF MARYLAND LOGO]

    COMMISSIONERS                                       BRYAN G. MOORHOUSE
       --------                                           GENERAL COUNSEL
H. RUSSELL FRISBY, JR.                                   DANIEL P. GAHAGAN
       CHAIRMAN                                         EXECUTIVE SECRETARY
   CLAUDE M. LIGON                                       GREGORY V. CARMEAN
 E. MASON HENDRICKSON                                    EXECUTIVE DIRECTOR
    SUSANNE BROGAN
   GERALD L. THORPE

                         PUBLIC SERVICE COMMISSION
                       WILLIAM DONALD SCHAEFER TOWER
                             6 ST. PAUL STREET
                      BALTIMORE, MARYLAND 21202-6806
                              (410) 767-8000
                         FAX NUMBER (410) 333-6495


#17,9/3/97AM;ML#58120,S-315

                                   September 3, 1997


Thomas P. Perkins, III
Venable, Baetjer and Howard, LLP
1800 Mercantile Bank & Trust Building
Two Hopkins Plaza
Baltimore, Maryland  21201

Dear Mr. Perkins:

     This is to advise you that the Commission has reviewed the August 1, 1997 filing by PFG Gas, Inc. regarding the Agreement and Plan of Merger by and among Penn Fuel Gas, Inc., PP&L Resources, Inc. and Keystone Merger Corp.

     After considering this matter at the September 3, 1997 Administrative Meeting, the Commission noted the transaction and retained authority to institute proceedings if and when appropriate, but declined to do so at this time.

                                   By Direction of the Commission,


                                   /s/ Daniel P. Gahagan
                                   -------------------------------
                                   Daniel P. Gahagan
                                   Executive Secretary

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